UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 30, 2013
CAMDEN PROPERTY TRUST
(Exact name of Registrant as Specified in Charter)

Texas	1-12110	76-6088377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
Three Greenway Plaza, Suite 1300, Houston, Texas 77046
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (713) 354-2500
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Camden Property Trust, a Texas real estate investment trust (the "Company"), has entered into an amendment to its 2011 Share Incentive Plan, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference. The purpose of the amendment is to provide that share grants to the Company's independent trust managers will be made in the amounts, and with vesting schedules, as determined by the Compensation Committee of the Board of Trust Managers of the Company at the date of grant, subject to the provisions of such plan.
In addition, the Company has entered into the Amended and Restated Camden Property Trust Non-Qualified Deferred Compensation Plan, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference, to, among other things, revise the terms of such plan applicable to deferral elections made on or after January 1, 2013 to permit diversification of holdings.
The foregoing summary descriptions are qualified in their entirety by reference to the documents attached as exhibits hereto.
Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information set forth in Item 1.01 is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.

(c)    Exhibits.

Exhibit
Number    Title

99.1	Amendment No. 2 to the 2011 Share Incentive Plan of Camden Property Trust, dated as of July 30, 2013

99.2	Amended and Restated Camden Property Trust Non-Qualified Deferred Compensation Plan, dated as of July 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2013
CAMDEN PROPERTY TRUST

By:    /s/ Michael P. Gallagher
Michael P. Gallagher
Senior Vice President - Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number    Title

99.1	Amendment No. 2 to the 2011 Share Incentive Plan of Camden Property Trust, dated as of July 30, 2013

99.2	Amended and Restated Camden Property Trust Non-Qualified Deferred Compensation Plan, dated as of July 30, 2013